As filed with the Securities and Exchange Commission on July 30, 2019

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

INTERNATIONAL MONEY EXPRESS, INC.
(Name of Registrant as Specified in Its Charter)

Delaware	47-4219082
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9480 South Dixie Highway
Miami, Florida 33156
(305) 671-8000
(Address, Including zip code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert Lisy
Chief Executive Officer and President
International Money Express, Inc.
9480 South Dixie Highway
Miami, Florida 33156
(305) 671-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Richard A. Denmon, Esq.
Carlton Fields, P.A.
Corporate Center Three
4221 W. Boy Scout Boulevard
Tampa, Florida 33607
Phone: (813) 223-7000
Fax: (813) 229-4133

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(1)(2)(3)		Proposed Maximum Aggregate Offering Price(1)(2)(3)		Amount of Registration Fee
Primary Offering:(4)
Common Stock, $0.0001 par value
Preferred Stock, $0.0001 par value
Debt Securities(5)
Primary Offering Total				$250,000,000		$30,300.00	(6)
Secondary Offering:
Common Stock, $0.0001 par value	6,000,000
Secondary Offering Total	6,000,000	$13.975	(7)	$83,850,000	(7)	$10,162.62	(7)
Total Registration Fee						$40,462.62

(1)	With respect to the primary offering, the securities registered hereunder include such indeterminate (a) number of shares of common stock, (b) number of shares of preferred stock, and (c) debt securities, consisting of some or all of these securities, as may be sold from time to time by the Registrant. Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the primary offering, there also are being registered hereunder an indeterminate number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Subject to Rule 462(b) under the Securities Act, with respect to the primary offering, in no event will the aggregate maximum offering price of all securities sold pursuant to this registration statement exceed $250,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(2)	In accordance with Rule 416 under the Securities Act, this registration statement also shall register and be deemed to cover any additional shares of common stock of the Registrant which may be offered or become issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(3)	The proposed maximum per unit and aggregate offering prices per class of securities with respect to the primary offering will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(4)	Securities registered hereunder with respect to the primary offering may be sold separately or as units with other securities registered hereby, with such units consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock and debt securities.
(5)	Debt securities may be issued at an original issue discount or at a premium.
(6)	With respect to the primary offering, calculated pursuant to Rule 457(o) under the Securities Act.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of shares of the Registrant’s common stock reported on The Nasdaq Capital Market on July 23, 2019 of $13.975 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction in which such offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 30, 2019

PROSPECTUS

$250,000,000
of
Common Stock
Preferred Stock
Debt Securities

6,000,000 Shares of Common Stock
Offered by Selling Stockholders

We may offer and sell in one or more offerings up to an aggregate amount of $250,000,000 of our common stock, preferred stock, or debt securities in any combination of the foregoing.

In addition, the selling stockholders identified in this prospectus (the “Selling Stockholders”) may from time to time offer and sell up to 6,000,000 shares of our outstanding common stock. We will not receive any proceeds from the sale or other disposition of the shares of our common stock by the Selling Stockholders. The Selling Stockholders may sell shares of our common stock in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 19 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any sale of shares by the Selling Stockholders. We will, however, bear certain costs associated with the sale of shares by the Selling Stockholders, excluding underwriting discounts and commissions, which will be borne by the Selling Stockholders. See “Use of Proceeds.”

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. Each time we sell securities described herein, and in certain cases where one or more Selling Stockholders sell securities pursuant to this prospectus, we or the Selling Stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements also may add, update or change information contained in this prospectus. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any other securities market or other exchange with respect to the securities covered by such prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.

Our common stock is traded on The Nasdaq Capital Market under the symbol “IMXI”. On July 29, 2019, the last reported sale price of our common stock on The Nasdaq Capital Market was $14.08 per share. The preferred stock and debt securities described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing. There is consequently no market through which the securities offered, other than our common stock, may be sold and you may not be able to resell such securities purchased under this prospectus and any applicable prospectus supplement.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our common stock involves risks. You should carefully read and consider the risk factors described in, and incorporated by reference under, “Risk Factors” beginning on page 4 of this prospectus and in the applicable prospectus supplement before investing in any securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may overallot a portion of the securities.

The date of this prospectus is        , 2019.

ABOUT THIS PROSPECTUS

This prospectus relates to the offer and the sale by us of any combination of the securities described in this prospectus for an aggregate offering price of up to $250,000,000. This prospectus also relates to the offer and the sale of up to 6,000,000 shares of our common stock by the Selling Stockholders. We will not receive any of the proceeds from the sale of shares of our common stock by the Selling Stockholders. We will, however, bear certain costs associated with the sale of shares by the Selling Stockholders, excluding underwriting discounts and commissions, which will be borne by the Selling Stockholders. See “Use of Proceeds”.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf registration” process. Under this shelf registration process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings. In addition, under this shelf process, the Selling Stockholders may, from time to time, offer and sell up to an aggregate of 6,000,000 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities described herein, and in certain cases where one or more Selling Stockholders sell securities pursuant to this prospectus, we or the Selling Stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement also may add to, update or change information contained in this prospectus to the extent permitted by the Securities Act of 1933, as amended (the “Securities Act”) and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. No person has been authorized to give any information or make any representations in connection with any offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Stockholders. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

Unless the context requires otherwise, references in this prospectus to “Intermex,” “the Company,” “we,” “us” and “our” refer to International Money Express, Inc., a Delaware corporation, and our consolidated subsidiaries. This prospectus, including the documents incorporated herein by reference, contains references to a number of trademarks that are our registered trademarks or those of our affiliates, or trademarks for which we or our affiliates have pending registration applications or common law rights. This prospectus also may include trade names, trademarks and service marks of other companies and organizations. Solely for convenience, trademarks and trade names referred to in this prospectus or any prospectus supplement or free writing

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prospectus or the documents incorporated by reference herein or therein may appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights to these trademarks and trade names.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement, and the information we incorporate by reference herein and therein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to certain matters that could have an effect on our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, expectations for our business and the business of the Company

These statements relate to expectations concerning matters that are not historical fact and may include words or phrases such as “will,” “may,” “should,” “expects,” “believes,” “anticipates,” “plans,” “intends,” “estimates,” “potentially,” “project,” “approximately,” “our planning assumptions,” and “future outlook.” These words and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Except for historical information, matters discussed in this prospectus, each prospectus supplement, and the information we incorporate by reference herein and therein are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those described in the Risk Factors” sections and elsewhere in our Annual Report, Quarterly Report, and the other periodic reports and other filings that we file from time to time with the SEC, as well as the following factors:

•	the ability to maintain the listing of our common stock on Nasdaq;
•	the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;
•	changes in applicable laws or regulations;
•	the possibility that we may be adversely affected by other economic, business and/or competitive factors;
•	factors relating to our business, operations and financial performance, including:
•	competition in the markets in which we operate;
•	cyber-attacks or disruptions to our information technology, computer network systems and data centers;
•	our ability to maintain agent relationships on terms consistent with those currently in place;
•	our ability to maintain banking relationships necessary for us to conduct our business;
•	credit risks from our agents and the financial institutions with which we do business;
•	bank failures, sustained financial illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions;
•	new technology or competitors that disrupt the current ecosystem;

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•	our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements;
•	our success in developing and introducing new products, services and infrastructure;
•	customer confidence in our brand and in consumer money transfers generally;
•	our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate;
•	international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States;
•	changes in tax laws and unfavorable outcomes of tax positions we take;
•	political instability, currency restrictions and devaluation in countries in which we operate or plan to operate;
•	consumer fraud and other risks relating to customer’s authentication;
•	weakness in U.S. or international economic conditions;
•	change or disruption in international migration patterns;
•	our ability to protect our brand and intellectual property rights;
•	our ability to retain key personnel; and
•	changes in foreign exchange rates could impact consumer remittance activity.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. You should read this prospectus, each prospectus supplement and the information we incorporate by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. All forward-looking statements included in this registration statement are made as of the date hereof. Except as required by law, we undertake no obligation to update any forward-looking statement for subsequent events.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. You should pay special attention to the risks and uncertainties identified under the caption “Risk Factors” in this prospectus, any applicable prospectus supplement, and each of the documents incorporated herein or therein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2018 (our “Annual Report”) and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 (our “Quarterly Report”).

International Money Express, Inc.

Overview

We are a rapidly growing and leading money remittance services company focused primarily on the United States to Latin America and the Caribbean (“LAC”) corridor, which includes Mexico, Central and South America and the Caribbean. We utilize our proprietary technology to deliver convenient, reliable and value-added services to our customers through a broad network of sending and paying agents. Our remittance services, which include a comprehensive suite of ancillary financial processing solutions and payment services, are available in 50 states, Washington D.C., and Puerto Rico, where customers can send money to beneficiaries in 17 LAC counties and four countries in Africa. Our services are accessible in person through over 100,000 sending and paying agents and company-operated stores, as well as online and via Internet-enabled mobile devices.

Money remittance services to Latin America, primarily Mexico and Guatemala, are the primary source of our revenue. These services involve the movement of funds on behalf of an originating customer for receipt by a designated beneficiary at a designated receiving location. Our remittances to Latin America are generated in the United States by customers with roots in Latin American and Caribbean countries, many of whom do not have an existing relationship with a traditional full-service financial institution capable of providing the services we offer. We provide these customers with flexibility and convenience to help them meet their financial needs. Other customers who use our services may have access to traditional banking services, but prefer to use our services based on reliability, convenience and value. We generate money remittance revenue from fees paid by our customers (i.e. the senders of funds), which we share with our sending agents in the United States and our paying agents in the destination country. Remittances paid in local currencies that are not pegged to the U.S. dollar also earn revenue through our daily management of currency exchange spreads.

Our money remittance services enable our customers to send and receive funds through our extensive network of locations in the United States that are primarily operated by third-party businesses, which we refer to as sending agents, as well as a small number of company-operated stores in the LAC corridor. In addition, our services are offered digitally through Intermexonline.com and via Internet-enabled mobile devices.

Corporate Information and History

The Company, formerly known as FinTech Acquisition Corp. II, a Delaware corporation (“FinTech”), was incorporated on May 28, 2015 under the laws of the state of Delaware. On July 26, 2018, International Money Express, Inc. (formerly FinTech Acquisition Corp. II) consummated a transaction (the “Merger”) by and among the Company as FinTech, FinTech II Merger Sub Inc., a wholly-owned subsidiary of FinTech (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a wholly-owned subsidiary of FinTech (“Merger Sub 2”), Intermex Holdings II, Inc. (“Intermex Holdings”) and SPC Intermex Representative LLC (“SPC Intermex”). As a result of the Merger, the separate corporate existence of Intermex Holdings ceased and Merger Sub 2 (which changed its name to International Money Express Sub 2, LLC in connection with the closing of the Merger) continued as the surviving entity. In connection with the closing of the Merger, the Company as FinTech, the surviving entity, changed its name to International Money Express, Inc. Unless the context below otherwise provides, the terms “we”, “us”, “Intermex”, and the “Company” refer to International Money Express, Inc. following the Merger, together with its respective subsidiaries. We conduct our business primarily through our operating subsidiary, Intermex Wire Transfer, LLC.

Our principal executive offices are located at 9480 South Dixie Highway, Miami, Florida 33156, and our telephone number at that address is (305) 671-8000. Our website is https://www.intermexonline.com. The references to www.intermexonline.com in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus, any prospectus supplement, or the documents incorporated by reference herein or therein. Our common stock is listed on The Nasdaq Capital Market under the symbol “IMXI.”

The Securities We May Offer

We may offer or sell common stock, preferred stock and debt securities in one or more offerings and in any combination. The aggregate offering price of the securities sold by us pursuant to this prospectus will not exceed $250,000,000. In addition, the Selling Stockholders may offer or sell, from time to time, up to 6,000,000 shares of our common stock. Each time we sell securities described herein, and in certain cases where one or more Selling Stockholders sell securities pursuant to this prospectus, we or the Selling Stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We or the Selling Stockholders may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We and the Selling Stockholders, as well as any agents acting on our or their behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. The Selling Stockholders also may offer shares of our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights of any preferred stockholders. Each holder of shares of our common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock.

To the extent that any shares of preferred stock are offered hereby, each series of preferred stock so offered will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding-up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of debt securities, which may be senior, senior subordinated or subordinated obligations. Any subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally would include all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We also may issue debt securities that are convertible into shares of our common stock.

Any debt securities offered hereby will be issued under an indenture, as supplemented by a resolution of our board of directors, an officer’s certificate or a supplemental indenture, between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture. Instructions on how you can get copies of this document are provided under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risks described in the “Risk Factors” section of our Annual Report and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, both of which are incorporated by reference into this prospectus. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus, which also will be incorporated by reference into this prospectus. In connection with any specific offering, we also expect to provide risk factors and other information in the applicable prospectus supplement.

If one or more of the adverse events relevant to these risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. This could cause purchasers of our securities to lose all or part of their investments. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Except as described in any prospectus supplement provided in connection with a specific offering, we intend to use the net proceeds from our sale of the securities offered under this prospectus for working capital and general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. The principal purposes for which we intend to use the net proceeds from a specific offering will be set forth in the prospectus supplement relating to that offering.

We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders.

The Selling Stockholders will pay any underwriting discounts or selling commission, brokerage commissions and/or similar charges incurred in connection with or attributable to the sale or other disposition by them of the shares covered hereby. See “Selling Stockholders” and “Plan of Distribution” described below. We have agreed to pay all other costs, expenses and fees incurred in registering the shares of our common stock covered by this prospectus, including expenses of counsel to the Selling Stockholders in an amount not to exceed $150,000.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or documents incorporated by reference, summarizes the material terms and provisions of our common stock that we and the Selling Stockholders may offer, and the preferred stock that we may offer, under this prospectus. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement.

The description of our capital stock below is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, in each case, as amended and as in effect on the date of this prospectus, each of which has been publicly filed with the SEC.

Authorized and Outstanding Stock

Our certificate of incorporation, as amended (referred to as our charter) authorizes the issuance of 205,000,000 shares, consisting of 200,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

As of June 30, 2019, there were approximately 37,982,848 shares of our common stock issued and outstanding held of record by approximately 96 stockholders. No shares of preferred stock are outstanding. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Common Stock

Each holder of record of our common stock is entitled to one vote for each share of our common stock which is outstanding in his, her, or its name on the books of the Company on all matters on which stockholders are entitled to vote generally.

Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with our common stock with respect to the payment of dividends, dividends may be declared and paid ratably on our common stock out of the assets of the Company which are legally available for this purpose at such times and in such amounts as the board of directors in its discretion shall determine.

Holders of our common stock have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock. Upon the dissolution, liquidation or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with our common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation or winding up of the Company, the holders of our common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Preferred Stock

Our charter authorizes the issuance of 5,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. There are no shares of preferred stock presently outstanding and we have no present plan, arrangement, or commitment to issue any preferred stock.

Our board of directors is empowered, without stockholder approval, to issue shares of preferred stock in one or more classes or series. Our board of directors also has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock which could adversely affect the voting power or other rights of the holders of our common stock. The rights, privileges, preferences and restrictions of any class or series of preferred stock may be subordinated to, pari passu with or senior to any of those of any present or future class or series of preferred stock or common stock. Our board of directors is also expressly authorized to increase (but not above the total number of authorized shares of preferred stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of that series.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future acquisitions and other corporate purposes, will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of the issuance of preferred stock could include, among other things, decreasing the market price of our common stock, diluting the voting power of our common stock, restricting dividends payments on our common stock, and impairing the liquidation rights of our common stock. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change in our control or other corporate action.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights, or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The applicable prospectus supplement will specify the terms of the class or series of preferred stock we may offer, including:

•	the distinctive designation and the maximum number of shares in the class or series;
•	the number of shares we are offering and the purchase price per share;
•	the liquidation preference, if any;
•	the terms on which dividends, if any, will be paid;
•	the voting rights, if any;
•	the terms and conditions, if any, on which the shares of the class or series shall be convertible into, or ex-changeable for, shares of any other class or series of authorized capital;
•	the terms on which the shares may be redeemed, if at all;
•	any listing of the preferred stock on any securities exchange or market;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock; and
•	any or all other preferences, rights, restrictions, including restrictions on transferability and qualifications of shares of the class or series.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is One State Street Plaza, 30th Floor, New York, NY 10004, and its telephone number is (212) 509-4000.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “IMXI.”

Anti-Takeover Provisions of Delaware Law

We are not subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds (66 2/3%) of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

The board of directors has elected to opt out of Section 203. However, the board of directors believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquirer to negotiate with the board of directors and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the Company that have not been approved by the board of directors. The board of directors believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, and will also help to prevent a third party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders, such provisions would not ultimately prevent a potential takeover that enjoys the support of stockholders.

As a result, our charter contains provisions that have the same effect as Section 203, except that they provide that SPC Intermex and its controlling equity holders and certain of their respective affiliates and transferees (“SPC Intermex Holders”) will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The board of directors has determined to exclude the SPC Intermex Holders from the definition of “interested stockholder,” because these parties currently hold voting power in excess of the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to the SPC Intermex Holders.

Limitation on Directors’ Liability

Under our charter and bylaws, we will indemnify our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our Company and our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Choice of Forum

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

DESCRIPTION OF THE DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We also will indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of, or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated, or subordinated obligations. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•	any provisions relating to any security provided for the debt securities;
•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global debt securities, debt securities of each series will be exchangeable for other debt securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount, upon surrender of the securities to be exchanged.

Subject to the terms of the indenture and the limitations applicable to global debt securities, you may present debt securities for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated for such purpose. You will not incur a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge as may be described in the indenture. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Any transfer agent (or the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (a) issue, register the transfer of or exchange any debt securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of 15 business days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or (b) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of the debt securities being redeemed in part.

Global Debt Securities

Some or all of a series of debt securities may be represented, in whole or in part, by one or more global debt securities. Each global debt security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or its nominee or a custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any such other matters as may be provided for pursuant to the indenture.

Notwithstanding any provision of the indenture or any debt security described in this prospectus, no global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person except as a whole:

•	by the depositary to its nominee;
•	by a nominee of the depositary to the depositary or another nominee; or
•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor depository;

unless (a) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture, and in either case the Company fails to appoint a successor depository within 90 days from such event, (b) the Company executes and delivers to the Trustee an officer’s certificate to the effect that such global securities shall be exchangeable, or (c) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All debt securities issued in exchange for a global debt security will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of such global debt security and the debt securities represented by the global debt security for all purposes under the debt securities and the indenture. Except in the limited circumstances referred to above, you will not be entitled to have such global debt security or any securities registered by the global debt security registered in your name, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange of the global debt security and will not be considered to be the owners or holders of such global debt security or any debt securities represented by the global debt security for any purpose under the debt securities or the indenture. All payments of principal of and any premium and interest on a global debt security will be made to the depositary or its nominee, as the case may be, as the holder of the global debt security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global debt security.

Ownership of beneficial interests in a global debt security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global debt security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global debt security to the accounts of its participants. Ownership of beneficial interests in a global debt security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depositary from time to time. We, the trustee or any agent of us or the trustee will not have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the depositary or its nominee, upon receipt of payment of any principal, premium, if any, or interest, if any, will immediately credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, beneficial interests in a global debt security, in some cases, may trade in the depositary’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global debt security upon the original issuance thereof may be required to be made in immediately available funds.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of a paying agent or paying agents as we may designate for such purpose from time to time. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys or U.S. government obligations (including proceeds thereof) deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and after repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

The indenture will provide that we will not amalgamate, consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties to any person, and no person may consolidate with or merge into us unless: (a) we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, exists, and (c) certain other conditions as will be prescribed in the indenture are met. Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Each of the following will constitute an “Event of Default” under the indenture with respect to debt securities of any series:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•	default in the payment of principal of any security of that series at its maturity;
•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The indenture will provide that modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected, if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•	waive a redemption payment with respect to any debt security.

The indenture will provide that the holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series will be able to waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

The indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, (a) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity to such date, (b) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security and (c) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (a) or (b) above, of the amount described in such clause). Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, will not be deemed to be outstanding.

Except in certain limited circumstances, the indenture will provide that we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of the indenture relating to defeasance and discharge of indebtedness or defeasance of certain restrictive covenants in the indenture applied to the debt securities of any series, or to any specified part of a series.

Defeasance and Discharge. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions summarized below:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;
•	no default or event of default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and
•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

We, the trustee and any agent of us or the trustee may treat the person in whose name a debt security is registered as the owner thereof (whether or not such debt security may be overdue) for the purpose of making payments thereon and for all other purposes.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Regarding the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment of such funds or adequate indemnity against such risk or liability.

SELLING STOCKHOLDERS

In addition to the securities that we may offer from time to time in one or more offerings, this prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “Selling Stockholders,” of up to 6,000,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Our shares of common stock held by the Selling Stockholders were issued to them either prior to, or in connection with, the Merger in 2018. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, as well as their permitted donees, pledgees, assignees, transferees, distributees, or other successors in interest.

If the registration statement of which this prospectus is a part is used by the Selling Stockholders for the sale of any shares of our common stock registered thereunder, information about such selling shareholder, their beneficial ownership of in our common stock, and their relationship with us, to the extent not described herein, will be set forth in a prospectus supplement, in a post-effective amendment, or in a filing we make with the SEC under the Exchange Act that are incorporated by reference into such registration statement.

We are registering 6,000,000 shares of our common stock for possible resale by the Selling Stockholders in accordance with the terms of a Registration Rights Agreement, dated July 26, 2018, and as amended on July 29, 2019 (the “Registration Rights Agreement”), with certain of FinTech’s initial stockholders and certain of the Intermex stockholders at the closing of the Merger that provides certain registration rights with respect to the shares of the Company’s common stock. The Registration Rights Agreement provides the stockholders party to the agreement the right to require the Company to effect one or more shelf registrations under the Securities Act, covering all or part of such stockholder’s common stock upon written request to the Company. The Registration Rights Agreement additionally provides piggyback rights to the stockholders party to the Registration Rights Agreement, subject to customary underwriter cutbacks and issuer blackout periods. The Company also agreed to pay certain fees and expenses relating to registrations under the Registration Rights Agreement. Each of the Selling Stockholders is permitted to sell, resell or otherwise dispose of the shares in a manner contemplated under “Plan of Distribution” in this prospectus.

The table below sets forth the following information: (a) the name of the Selling Stockholders, (b) the number and percentage of shares of any common stock beneficially owned by each of the Selling Stockholders as of       , 2019, (c) the number of shares of our common stock subject to sale by each Selling Stockholder pursuant to this prospectus, and (d) the number and percentage of shares of our common stock that would be beneficially owned by each Selling Stockholder assuming all of the shares covered hereby are sold.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Stockholders under this prospectus. Beneficial ownership is determined in accordance with Rule 13d – 3(d) promulgated by the SEC under the Exchange Act. The percentage of shares of our common stock beneficially owned by the selling stockholders both prior to and following the offering of securities pursuant to this prospectus, is based on      shares of our common stock outstanding as of           , 2019 and does not take into account any securities issued by us pursuant to this prospectus. Unless otherwise indicated in the footnotes to this table, we believe that each of the Selling Stockholders named in this table has sole voting power with respect to the shares of common stock indicated as beneficially owned. There can be no assurances that any of shares of our common stock will be sold pursuant to the prospectus. The Selling Stockholder may sell some, all, or none of their respective shares.

Except as noted below in the footnotes to the table or as otherwise described in this prospectus, none of the Selling Stockholders have, or have had since our inception, any position, office or other material relationship with us or any of our affiliates.

	Beneficial Ownership At , 2019		Total Number of Shares to be Sold In the Offering	Beneficial Ownership After the Offering
Name of Selling Stockholder	Number of Shares	Percentage of Class		Number of Shares	Percentage of Class

The Stockholders Agreement

Certain of the Selling Stockholders also are parties to that certain Stockholders Agreement, dated July 26, 2018, as amended on December 12, 2018, entered into by and between the Company and following stockholders (the “Stockholders Agreement”): SPC Intermex, LP, SPC Intermex Representative, LLC, C.A.R. Holdings, Hawk Time Enterprises, LLC, Robert Lisy Family Revocable Trust, Robert W. Lisy Trustee, Robert Lisy, Darrell Ebbert, Jose Perez-Villareal, Eduardo Azcarate, William Velez, Randy Nilsen, DGC Family FinTech Trust, Daniel Cohen, Betsy Cohen, Cohen and Company LLC, Swarthmore Trust of 2016, James J. McEntee, III, Hepco Family Trust, Jeremy Kuiper, Shami Patel, Plamen Mitrikov, FinTech Investor Holdings II, LLC, Cohen Sponsor Interests II, LLC, and Solomon Cohen (the “Intermex Legacy Stockholders”). Pursuant to the Stockholders Agreement, for so long as Intermex Legacy Stockholders party thereto hold, in the aggregate, at least 10% of the total outstanding shares of the Company’s common stock, SPC Intermex will be entitled to designate eight individuals for election to the Company’s board of directors of which at least three designees must qualify as an “independent director” under the Exchange Act and Nasdaq rules. Following such times as the collective ownership of such Intermex Legacy Stockholders is less than 10% of the outstanding shares of the Company’s common stock, SPC Intermex will be entitled to designate one person for election to the Company’s board of directors, which designation right will lapse at such time as the Intermex Legacy Stockholders’ collective ownership is less than 5% of the outstanding shares of the Company’s common stock. Pursuant to the Stockholders Agreement, all of the stockholders party thereto (which stockholders represent, in the aggregate, more than 50% of the outstanding shares of common stock), are required to vote their shares of the Company’s common stock subject to the Stockholders Agreement as set forth therein for the director nominees designated thereunder. In addition, for so long as FinTech’s initial stockholders that are party to the Stockholders Agreement collectively own more than 5% of the Company’s outstanding common stock, FinTech Investor Holdings II, LLC, as representative, is entitled to designate one person as a non-voting observer to the Company’s board of directors. Certain parties to the Stockholders Agreement have also agreed to a lock-up provision restricting the Intermex Legacy Stockholders from transferring their shares of the Company’s common stock subject to the terms of the Stockholders Agreement as set forth therein, subject to limited exceptions (the “Lock-Up Period”). The Lock-Up Period extends, subject to certain exceptions, from the date of the agreement until the earlier of

(i) fifteen months following the date of the agreement and (ii) such time as the shares of the Company’s common stock then subject to the Stockholders Agreement represent, for a period of five consecutive business days, less than 50% of the total voting power of the Company’s outstanding common stock. The Lock-Up Period is subject to certain exceptions, including that the parties thereto may, notwithstanding the aforementioned transfer restrictions, transfer shares of the Company’s common stock pursuant to a registered offering conducted in accordance with the Registration Rights Agreement. Cohen and Company LLC was released from the Stockholders Agreement under the December 12, 2018 amendment to the Stockholders Agreement.

PLAN OF DISTRIBUTION

We or the Selling Stockholders from time to time may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices.

We or the Selling Stockholders may use any one or more of the following methods when selling securities:

•	underwritten transactions;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account under this prospectus;
•	an exchange distribution and/or secondary distributions in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	“at the market” or through market makers or into an existing market for the shares;
•	short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following: (a) the terms of the offering; (b) the names of any underwriters or agents; (c) the name or names of any managing underwriter or underwriters; (d) the name or names of any Selling Stockholders; (e) the purchase price of the securities; (f) the net proceeds from the sale of the securities; (g) any delayed delivery arrangements; (h) any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensation; (i) any initial price to public; (j) any discounts or concessions allowed or reallowed or paid to dealers; and (k) any commissions paid to agents.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions.

We or the Selling Stockholders may sell the securities through agents from time to time. The related prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We or the Selling Stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in an offering of our securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, as amended, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

Selling Stockholders

Selling Stockholders may use this prospectus in connection with resales of the common stock beneficially owned by them. The applicable prospectus supplement will identify the Selling Stockholders, the terms of the securities and any material relationships with the Selling Stockholders. In addition, any selling stockholder may transfer any shares of common stock covered by this prospectus in private transactions or under Rule 144 under the Securities Act, if available, rather than under this prospectus; provided, that they meet the criteria and conform to the requirements of that rule.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling stockholder, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of the shares of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The Selling Stockholders also may sell the shares of our common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders also may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of our common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will bear certain costs associated with the sale of shares by the Selling Stockholders, excluding underwriting discounts and commissions, which will be borne by the Selling Stockholders. See “Use of Proceeds”). In addition, we have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, or we may be entitled to contribution.

Pursuant to the terms of the Registration Rights Agreement, we have agreed with the Selling Stockholders to keep the registration statement that includes this prospectus effective until the earlier of: (1) three years from the effective date of such registration statement, (2) at such time as all of the shares of our common stock covered by the prospectus have been disposed of pursuant to and in accordance with the registration statement, and (3) the date upon which all of the shares and the shares of our common stock issuable upon the exercise of warrants, assuming net exercise of the warrants pursuant to the provisions thereof, may be sold in any three-month period in reliance on Rule 144.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock we registered on behalf of the Selling Stockholders pursuant to the registration statement of which this prospectus forms a part. Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Electronic Auctions

We or the Selling Stockholders also may make sales through the Internet or through other electronic means. Since we or the Selling Stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in the applicable prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us or the Selling Stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and also may be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Carlton Fields P.A., Miami, Florida. Additional legal matters may be passed on for any underwriters, dealers, or agents by counsel that we will name in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of International Money Express, Inc. and subsidiaries as of December 31, 2018 and 2017 (successor company) and the year ended December 31, 2018 (successor company), for the periods from February 1, 2017 to December 31, 2017 (successor company) and from January 1, 2017 to January 31, 2017 (predecessor company) and the year ended December 31, 2016 (predecessor company), incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We electronically file with the SEC our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements for our annual and special stockholder meetings, including any amendments to those reports, and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our SEC filings also are available and can be accessed free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, through the investor information section of our website at www.intermexonline.com. These filings will be available as soon as reasonably practicable after we electronically file such material with or furnish it to, the SEC. The references to www.intermexonline.com in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus, any prospectus supplement, or the documents incorporated by reference herein or therein.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement and its exhibits, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our securities offered hereby, you should review the registration statement and its exhibits.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. The SEC file number for the documents incorporated by reference in this prospectus is 001-37986. We incorporate by reference the following information that has been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 22, 2019;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed on May 15, 2019;
•	our Current Reports on Form 8-K filed with the SEC on March 28, 2019, April 30, 2019, and June 28, 2019; and
•	the description of our common stock contained in the Registration Statement on Form 8-A filed on January 18, 2017 relating thereto, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any future filing (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of this offer or such time as all securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied.

Information in such future filings may update and supplement the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated by reference or deemed to be incorporated herein by reference to the extent that statements in the later filed documents modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with the prospectus, including the exhibits which are specifically incorporated by reference. Requests for such documents should be directed to: International Money Express, Inc., 9480 South Dixie Highway, Miami, Florida 33156, Attention: Chief Financial Officer.

$250,000,000
of
Common Stock
Preferred Stock
Debt Securities

6,000,000 Shares of Common Stock
Offered by Selling Stockholders

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the sale and distribution of our securities being registered hereby. The selling stockholder will not bear any portion of such expenses.

SEC registration fee	$40,462.62
Accounting fees and expenses		*
Legal fees and expenses		*
Trustees’ and Transfer Agents’ Fee		*
Printing Fees		*
Miscellaneous		*
Total		*
*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated as of the date of this prospectus.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. However, our directors may be personally liable for liability:

•	for any breach of duty of loyalty to us or to our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividends or unlawful stock repurchases or redemptions; or
•	for any transaction from which the director derived an improper personal benefit.

Item 16. Exhibits

A list of exhibits filed with the registration statement on Form S-3 is set forth in the Exhibit Index and is incorporated into this Item 16 by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	If the registrant is relying on Rule 430B,
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on July 30, 2019.

International Money Express, Inc.

By:	/s/ Robert Lisy
Robert Lisy Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert Lisy and Tony Lauro II and each or any one of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or her their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date(s) indicated.

Signature	Title	Date
/s/ Robert Lisy	Chief Executive Officer, President and	July 30, 2019
Robert Lisy	Chairman of the board of directors (principal executive officer)

/s/ Tony Lauro II	Chief Financial Officer	July 30, 2019
Tony Lauro II	(principal financial and accounting officer)

/s/ Adam Godfrey	Director	July 30, 2019
Adam Godfrey

/s/ Kurt Holstein	Director	July 30, 2019
Kurt Holstein

/s/ Robert Jahn	Director	July 30, 2019
Robert Jahn

/s/ Stephen Paul	Director	July 30, 2019
Stephen Paul

/s/ Michael Purcell	Director	July 30, 2019
Michael Purcell

/s/ John Rincon	Director	July 30, 2019
John Rincon

/s/ Justin Wender	Director	July 30, 2019
Justin Wender

Exhibit Index

Exhibit No.	Number Description of Exhibit
1.1**	Form of Underwriting Agreement
2.1*
Agreement and Plan of Merger, dated December 19, 2017, between the Company, FinTech Merger Sub II Inc., Intermex Holdings II, Inc. and SPC Intermex Representative LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-1 filed on September 28, 2018 (File No. 333-226948)).

4.1	Form of Indenture
4.2**	Form of Debt Security (included in Exhibit 4.1)
4.3**	Form of Preferred Stock Certificate
4.4*
Registration Rights Agreement, dated July 26, 2018, by and among FinTech Acquisition Corp. II, SPC Investors, Minority Investors and Additional Investors (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 filed on September 28, 2018 (File No. 333-226948)).

4.5*	Amendment No. 1 to the Registration Rights Agreement, dated July 29, 2019. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 30, 2019).
4.6*
Shareholders Agreement, dated July 26, 2018, between the Company and the stockholders of the Company signatory thereto (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 filed on September 28, 2018 (File No. 333-226948)).

5.1	Opinion of Carlton Fields, P.A. re: legality.
8.1**	Tax Opinion of Carlton Fields, P.A.
23.1	Consent of Carlton Fields, P.A. (included in Exhibit 5.1)
23.2	Consent of BDO USA, LLP
24.1	Power of Attorney (included in the signature page hereto).
25.1**	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939
*	Previously filed
**	To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in connection with the offering of a particular class or series of securities.